Exhibit 99.1

Media Contact:	Investor Contact:
Wendi Kopsick	Jonathan Couchman
Kekst and Company	Chairman and Chief Executive Officer
212-521-4867	201-934-2713

FOR IMMEDIATE RELEASE

FOOTSTAR DECLARES $2 PER SHARE CASH DISTRIBUTION

MAHWAH, NEW JERSEY, April 20, 2009 -- Footstar, Inc. (OTCBB: FTAR) today announced that its Board of Directors has declared a $2 per share cash distribution, payment of which is contingent upon approval, at the special meeting of shareholders to be held on May 5, 2009, of the plan of complete dissolution and liquidation of the Company outlined in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 6, 2009.  The distribution is scheduled to be paid on May 6, 2009, assuming shareholder approval is obtained at the May 5th meeting, to shareholders of record as of the close of business on April 30, 2009.

Including the distribution announced today, since March 27, 2007 the Company has declared cumulative distributions to shareholders of $9 per share.

The distribution is expected to be treated as a return of capital for tax reporting purposes, but shareholders will receive further information on Form 1099 after the end of 2009 and are encouraged to consult with their own tax advisors regarding the tax treatment of the distribution.

The Company anticipates that, assuming shareholder approval is obtained, it will file a certificate of dissolution with the Delaware Secretary of State following the special meeting.  Following the filing of the certificate of dissolution, the Company expects it will discontinue recording transfers of shares of its common stock. Thereafter, certificates representing shares of the Company’s common stock will not be assignable or transferable on the Company’s books, except by will, intestate succession or operation of law.

Information regarding the Company’s plan of complete dissolution and liquidation and the special meeting of the Company’s shareholders to be held on May 5, 2009 is contained in the definitive proxy statement relating to the special meeting filed by the Company with the Securities and Exchange Commission on April 6, 2009.  You should read the Company’s proxy statement because it contains important information. Subsequent to the date of mailing of the proxy statement, the Company determined to increase the contingent dividend described in the proxy statement from $1.90 to $2.00 per share, as described in this press release. Copies of the Company’s proxy statement are available without charge on the SEC’s Internet website at www.sec.gov and on the Company’s website at http://www.footstar.com/financial/proxy.   Shareholders may also request a free copy of the proxy statement by contacting Maureen Richards, Senior VP, General Counsel & Corporate Secretary of Footstar, at 933 MacArthur Boulevard, Mahwah, New Jersey 07430 or by telephone at 201-934-2000.

Forward-Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements may be identified by the use of words such as "anticipate," "estimates," "should," "expect," "guidance," "project," "intend," "plan," "believe" and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances.  Factors that could affect our forward-looking statements include, among other things, our timely receipt of amounts due from Kmart for the purchase of inventory, our ability to manage the wind-down of our business, the impact of the payment of special cash distributions on our future cash requirements and liquidity needs, for any contingencies and obligations, and the other risks and uncertainties discussed more fully in our 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2009 and the Definitive Proxy Statement for the Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 6, 2009.

Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance.  Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects.  Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.

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